UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2004

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

        On August 26, 2004, Enterprise Products Partners L.P. announced that its operating partnership, Enterprise Products Operating L.P. (“Operating Partnership”), executed bank credit agreements totaling $3 billion. The facilities include a $750 million multi-year credit facility and a $2.25 billion acquisition credit facility. The $750 million unsecured multi-year credit facility will replace Enterprise’s existing $270 million multi-year and $230 million 364-day credit facilities upon the completion of the merger of Enterprise and GulfTerra Energy Partners, L.P. The $2.25 billion acquisition credit facility is an unsecured 364-day facility that will be available to provide interim financing for certain transactions associated with the merger of Enterprise and GulfTerra, the refinancing of GulfTerra’s existing secured credit facility and term loans and the purchase of GulfTerra’s senior and senior subordinated notes that have been tendered in a transaction related to the merger. Although both credit facilities are dated as of August 25, 2004, they were not fully executed and delivered until August 26, 2004. In addition, the credit facilities will not become effective until the closing of the merger, which is expected to be completed in September of 2004. Upon the effectiveness of the new credit facilities, Enterprise’s existing $270 million multi-year and $230 million 364-day credit facilities will terminate.

        The announcement of our new credit facilities was originally reported under Item 8.01 of our Form 8-K filed with the Commission on August 30, 2004, and copies of the credit facilities and our related guaranties were filed as exhibits to that Form 8-K. The purpose of this Form 8-K is (1) to report the information that may be required by Item 2.03 with respect to the new credit facilities, and (2) to file as an exhibit our press release announcing the extension by our Operating Subsidiary of the Expiration Time of its four cash tender offers to purchase any and all outstanding senior and senior subordinated notes of GulfTerra from September 2, 2004 to 5:00 p.m. New York City time on September 10, 2004.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        $750 Million Multi-Year Revolving Credit Agreement. On August 26, 2004, our Operating Partnership entered into a five-year $750 million revolving credit agreement that includes a sublimit of $100 million for standby letters of credit. The borrowing capacity under this agreement is limited to $750 million with the maturity date for any amount outstanding being five years from the effective date of the GulfTerra merger. The Operating Partnership’s borrowings under this agreement are unsecured general obligations that are non-recourse to our general partner. We have guaranteed repayment of amounts due under this revolving credit agreement through an unsecured guarantee.

        Pursuant to the terms of this credit agreement, variable interest rates charged under this facility generally bear interest at either, at our election, (1) the greater of (a) the Prime Rate or (b) the Federal Funds Effective Rate plus ½% or (2) a Eurodollar rate plus an applicable margin or (3) a Competitive Bid Rate. We elect the basis of the interest rate at the time of each borrowing.

        This credit agreement contains various covenants restricting the Operating Partnership’s ability to: (1) incur certain indebtedness; (2) grant certain liens; (3) enter into certain merger or consolidation transactions; (4) make certain investments; (5) make certain restricted payments; and (6) enter into certain other agreements.

        This credit agreement also requires us to satisfy certain financial covenants at the end of each fiscal quarter, including maintaining: (1) a certain minimum net worth; and (2) a specified ratio of Consolidated Indebtedness to Consolidated EBITDA (as defined in the credit agreement).

        Pursuant to the terms of the credit agreement, the following shall constitute certain events of default under the credit agreement:

•	a failure to pay principal or interest on any loan under the credit agreement;

•	if a representation or warranty is proven to be incorrect when made;

•	the failure to observe or perform covenants or agreements;

•	the commencement of proceedings under federal, state or foreign bankruptcy, insolvency, receivership or similar laws;

•	the appointment (or application for the appointment) of a receiver, trustee, custodian or similar party over a substantial portion of the Operating Partnership's assets;

•	inability or general failure to pay debts as they become due;

•	the entry of one or more judgments for the payment of money in an aggregate uninsured amount equal to or greater than $50,000,000;

•	suffering an event of default under the $2.25 Billion 364-Day Revolving Credit Agreement; or

•	suffering an event of default under any other Indebtedness (as defined in the credit agreement) in excess of $25,000,000.

        If an event of default (as defined in the credit agreement) occurs, then the lenders may: (1) terminate their commitments under the credit facility; and (2) declare any outstanding loans under the credit facility to be immediately due and payable.

        $2.25 Billion 364-Day Revolving Credit Agreement. On August 26, 2004, our Operating Partnership entered into a $2.25 billion revolving credit agreement. Pursuant to the terms of the credit agreement approximately $1.15 billion is available (1) to finance the merger with GulfTerra and for the payment of expenses associated therewith, (2) for the payment in full of the Operating Partnership’s existing 364-day revolving credit facility and its existing multi-year revolving credit facility, (3) to refinance indebtedness of GulfTerra, (4) as a backstop for commercial paper, and (5) for working capital, acquisitions and other limited partnership purposes. The remaining $1.10 billion capacity under the credit agreement is available for the purchase of GulfTerra’s senior and senior subordinated notes that have been tendered pursuant to our Operating Partnership’s tender offer referred to in Exhibit 99.1 hereto. The maturity date for any amount outstanding is 364 days from the effective date of the GulfTerra merger.

        The Operating Partnership’s borrowings under this agreement are unsecured general obligations that are non-recourse to our general partner. We have guaranteed repayment of amounts due under this revolving credit agreement through an unsecured guarantee.

        Pursuant to the terms of this credit agreement, variable interest rates charged under this facility generally bear interest at either, at our election, (1) the greater of (a) the Prime Rate or (b) the Federal Funds Effective Rate plus ½% or (2) a Eurodollar rate plus an applicable margin or (3) a Competitive Bid Rate. We elect the basis of the interest rate at the time of each borrowing.

         This credit agreement provides for the mandatory prepayment of loans and termination of commitments equal to the proceeds from and upon the consummation of any public or private debt or equity offerings by us on or after August 15, 2004, excluding equity issued with respect to the partnership’s distribution reinvestment plant, employee unit purchase plan, the exercise of any outstanding options with respect to our common units and the sale of Class B limited partner units.

        This credit agreement contains various covenants restricting the Operating Partnership’s ability to: (1) incur certain indebtedness; (2) grant certain liens; (3) enter into certain merger or consolidation transactions; (4) make certain investments; (5) make certain restricted payments; and (6) enter into certain other agreements.

        This credit facility also requires us to satisfy certain financial covenants at the end of each fiscal quarter, including maintaining: (1) a certain minimum net worth; and (2) a specified ratio of Consolidated Indebtedness to Consolidated EBITDA (as defined in the credit agreement).

        Pursuant to the terms of the credit agreement, the following shall constitute certain events of default under the credit facility:

•	a failure to pay principal or interest on any loan;

•	if a representation or warranty is proven to be incorrect when made;

•	the failure to observe or perform covenants or agreements;

•	the commencement of proceedings under federal, state or foreign bankruptcy, insolvency, receivership or similar laws;

•	the appointment (or application for the appointment) of a receiver, trustee, custodian or similar party over a substantial portion of the Operating Partnership's assets;

•	inability or general failure to pay debts as they become due;

•	the entry of one or more judgments for the payment of money in an aggregate uninsured amount equal to or greater than $50,000,000;

•	suffering an event of default under the $750 Million Multi-Year Revolving Credit Agreement; or

•	suffering an event of default under any other Indebtedness (as defined in the credit agreement) in excess of $25,000,000.

        If an event of default (as defined in the credit agreement) occurs, then the lenders may: (1) terminate their commitments under the credit facility; and (2) declare any outstanding loans under the credit facility to be immediately due and payable.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

4.1	$750 Million Multi-Year Revolving Credit Agreement dated as of August 25, 2004, among Enterprise Products Operating L.P., the Lenders party thereto, Wachovia Bank, National Association, as Administrative Agent, CitiBank, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, Mizuho Corporate Bank, Ltd., SunTrust Bank and The Bank of Nova Scotia, as Co-Documentation Agents, Wachovia Capital Markets, LLC, CitiGroup Global Markets Inc. and JPMorgan Chase Securities, Inc., as Joint Lead Arrangers and Joint Book Runners (incorporated by reference to Exhibit 4.1 to Form 8-K filed on August 30, 2004).

4.2	Guaranty Agreement dated as of August 25, 2004, by Enterprise Products Partners L.P. in favor of Wachovia Bank, National Association, as Administrative Agent for the several lenders that are or become parties to the Credit Agreement included as Exhibit 4.1, above (incorporated by reference to Exhibit 4.2 to Form 8-K filed on August 30, 2004).

4.3	$2.25 Billion 364-Day Revolving Credit Agreement dated as of August 25, 2004, among Enterprise Products Operating L.P., the Lenders party thereto, Wachovia Bank, National Association, as Administrative Agent, CitiCorp North America, Inc. and Lehman Commercial Paper Inc., as Co-Syndication Agents, JPMorgan Chase Bank, UBS Loan Finance LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, Wachovia Capital Markets, LLC, CitiGroup Global Markets Inc. and Lehman Brothers Inc., as Joint Lead Arrangers and Joint Book Runners (incorporated by reference to Exhibit 4.3 to Form 8-K filed on August 30, 2004).

4.4	Guaranty Agreement dated as of August 25, 2004, by Enterprise Products Partners L.P. in favor of Wachovia Bank, National Association, as Administrative Agent for the several lenders that are or become parties to the Credit Agreement included as Exhibit 4.3, above (incorporated by reference to Exhibit 4.4 to Form 8-K filed on August 30, 2004).

99.1	Enterprise Products Partners L.P. Press Release dated August 30, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, its General Partner

Date: September 1, 2004	By:	/s/ Michael J. Knesek
Name: Michael J. Knesek Title: Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

EXHIBIT INDEX
Exhibit Number	Exhibit Description

4.1	$750 Million Multi-Year Revolving Credit Agreement dated as of August 25, 2004, among Enterprise Products Operating L.P., the Lenders party thereto, Wachovia Bank, National Association, as Administrative Agent, CitiBank, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, Mizuho Corporate Bank, Ltd., SunTrust Bank and The Bank of Nova Scotia, as Co-Documentation Agents, Wachovia Capital Markets, LLC, CitiGroup Global Markets Inc. and JPMorgan Chase Securities, Inc., as Joint Lead Arrangers and Joint Book Runners.

4.2	Guaranty Agreement dated as of August 25, 2004, by Enterprise Products Partners L.P. in favor of Wachovia Bank, National Association, as Administrative Agent for the several lenders that are or become parties to the Credit Agreement included as Exhibit 4.1, above.

4.3	$2.25 Billion 364-Day Revolving Credit Agreement dated as of August 25, 2004, among Enterprise Products Operating L.P., the Lenders party thereto, Wachovia Bank, National Association, as Administrative Agent, CitiCorp North America, Inc. and Lehman Commercial Paper Inc., as Co-Syndication Agents, JPMorgan Chase Bank, UBS Loan Finance LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, Wachovia Capital Markets, LLC, CitiGroup Global Markets Inc. and Lehman Brothers Inc., as Joint Lead Arrangers and Joint Book Runners.

4.4	Guaranty Agreement dated as of August 25, 2004, by Enterprise Products Partners L.P. in favor of Wachovia Bank, National Association, as Administrative Agent for the several lenders that are or become parties to the Credit Agreement included as Exhibit 4.3, above.

99.1	Enterprise Products Partners L.P. Press Release dated August 30, 2004.